Exhibit 23.6

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

As independent petroleum engineers, we hereby consent to the references to our firm, in the context in which they appear, and to the references to, and the inclusion of, our (a) summary reserve report dated January 21, 2025, and oil, natural gas and NGL reserves estimates and forecasts of economics as of December 31, 2024, (b) our summary reserve report dated January 28, 2025 entitled “Evaluation Summary – Strip Pricing, Flycatcher Acquisition Interests, Garvin and Carter Counties, Oklahoma, Proved Reserves as of December 31, 2024” and (c) our summary reserve report dated January 28, 2025, entitled “Evaluation Summary – SEC Pricing, Flycatcher Acquisition Interests, Garvin and Carter Counties, Oklahoma, Proved Reserves as of December 31, 2024,”  each included in or made part of the Current Report on Form 8-K of Mach Natural Resources LP (the “Company”) filed on February 5, 2025. We also consent to the incorporation by reference of such report in this Registration Statement (Form S-3) of the Company.

CAWLEY, GILLESPIE & ASSOCIATES, INC.
Texas Registered Engineering Firm

/s/ J. Zane Meekins
J. Zane Meekins, P.E.
Executive Vice President

Fort Worth, Texas

September 22, 2025